PRUDENTIAL SPECIAL MONEY MARKET FUND, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                              February 24, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Special Money Market Fund, Inc.
                  File No. 811-5951


Ladies and Gentlemen:

    Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended December 31, 2002.
The enclosed is being filed electronically via the EDGAR System.



                                                         Yours truly,

                                                         /s/ Jonathan D. Shain
                                                         Jonathan D. Shain
                                                         Secretary

Enclosure




         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of February 2003.



	Special Money Market Fund, Inc.



By: /s/ Jonathan D. Shain			Witness: /s/ Floyd L. Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
         Secretary







T:\CLUSTER 2\N-SARS\smm\2002\12-31-02 Semi.doc